UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 15, 2016

   HCSB FINANCIAL CORPORATION

(Exact Name of Registrant As Specified in Its Charter)

   South Carolina

(State or Other Jurisdiction of Incorporation)

000-26995	57-1079444
(Commission File Number)	(I.R.S. Employer Identification No.)

3640 Ralph Ellis Blvd, Loris, South Carolina	29569
(Address of Principal Executive Offices)	(Zip Code)

   (843) 756-6333

(Registrant’s Telephone Number, Including Area Code)

   Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04 Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

As previously disclosed, on February 29, 2016, HCSB Financial Corporation (the “Company”) entered into a securities purchase agreement with Alesco Preferred Funding VI LTD (“Alesco”), the holder of the Company’s $6.0 million of Junior Subordinated Debt Securities Due March 15, 2035 (the “Debt Securities”), pursuant to which the Company agreed to repurchase all of the Debt Securities issued by HCSB Financial Trust I, a subsidiary of the Company (the “Trust”), for an aggregate cash payment of $600,000, plus reimbursement of attorneys’ fees and other expenses incurred by Alesco not to exceed $25,000. Alesco also agreed to forgive any and all unpaid interest on the Debt Securities. The securities purchase agreement is subject to closing conditions, including regulatory approval of the transaction. Alesco has the right, but not the obligation, to terminate the securities purchase agreement in the event that any closing condition is not satisfied within 45 days of the date of the securities purchase agreement. The Company anticipates that the closing of the repurchase will occur immediately following the closing of the Company’s previously disclosed private placement transaction.

On March 16, 2016, the Company received a notice of default from The Bank of New York Mellon Trust Company, N.A., in its capacity as trustee, relating to the Debt Securities. The notice of default relates specifically to the Indenture dated December 21, 2004 (the “Indenture”), by and among the Company and The Bank of New York Mellon Trust Company, N.A., successor-in-interest to JP Morgan Chase Bank, National Association, under which the Company issued the Debt Securities. As permitted by the Indenture, the Company previously exercised its right to defer interest payments on the Debt Securities for 20 consecutive quarterly payment periods. The Company’s right to defer such interest payments expired on March 15, 2016, at which time all deferred payments of interest became due and payable. The Company did not pay such deferred interest at the end of the permitted deferral period, constituting an event of default under the Indenture, and therefore pursuant to the Indenture, the trustee provided this notice of default. Receipt of this notice of default from the trustee does not affect the Company’s plans to the repurchase the Debt Securities under the securities purchase agreement.

Under the Indenture, the principal amount of the Debt Securities, together with any premium and unpaid accrued interest, only becomes due upon such an event of default after the trustee, or the holders of not less than 25% of the Debt Securities outstanding, declares such amounts due and payable by written notice to the Company. To date, the Company has not received such written notice from the trustee or the holders of not less than 25% of the Debt Securities outstanding. As of March 16, 2016, the total principal amount outstanding on the Debt Securities plus accrued and unpaid interest was $7.1 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HCSB FINANCIAL CORPORATION

Dated: March 18, 2016	By: /s/ James R. Clarkson
Name: James R. Clarkson
Title: President & Chief Executive Officer